UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2011

POWER EFFICIENCY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5744 Pacific Center Blvd., Suite 311 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 750-3875

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

On December 22, 2011, Robbie Diamond notified the board of directors of Power Efficiency Corporation (the “Company”) that he is resigning from the board of directors effective immediately.  The Company believes Mr. Diamond’s resignation is a result of a disagreement with the Company’s next financing.

On December 24, 2011, Herman Sarkowsky notified the Company’s board of directors that he is resigning from the board of directors effective immediately.  Mr. Sarkowsky served on the board of director’s compensation committee.  Mr. Sarkowsky’s resignation is a not as a result any disagreement with the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION

Date: December 28, 2011	By:	/s/ Steven Z. Strasser
	Name:	Steven Z. Strasser
	Title:	Chairman & Chief Executive Officer